Exhibit 99.1

TIMELINE REPORTS FISCAL 2005 THIRD QUARTER PROFIT

REVENUES RISE 10%, OPERATING EXPENSES DROP 16% AND CASH FLOW TURNS POSITIVE

BELLEVUE, WA – February 10, 2005 -- Timeline, Inc. (OTC/BB: TMLN), today reported strong growth in license and maintenance fees and lower operating costs contributed to its profitable fiscal third quarter and produced positive operating cash flow for the quarter.  The company generated net income of $51,000, or $0.01 per share, in its fiscal 2005 third quarter, ended December 31, 2004, compared to a loss of $201,000, or $0.05 per share in the third quarter of fiscal 2004.  Total revenue increased 10% to $947,000 compared to $863,000 for the year ago quarter on higher license and maintenance fees.  For the first nine months of fiscal 2005, the company lost $477,000, or $0.11 per share, compared to a loss of $471,000, or $0.11 per share, in the year ago period.

“We had a strong third quarter with virtually all revenue generated by software operations and negligible patent licensing business,” said Charles Osenbaugh, President.  “The fact this quarter produced a profit, however lean, almost solely on software operations is a step in the right direction.  Obviously, patent licensing revenue is welcome at any time; however, software license revenue in particular tends to signal a new source of ongoing revenue where, historically, license revenue from patents is likely a one time event.”  Year-to-date revenues were down 15% to $2.5 million, with negligible patent license fees, compared to $2.9 million including $150,000 in patent licensing, a year ago.  Lower consulting and software licenses fees in the first part of the year were partially offset by strong growth in maintenance revenues during the first nine months of the year versus the same period of fiscal 2004.

“We have not abandoned our program of seeking patent licenses despite the lack of activity over the last three quarters,” said Osenbaugh.  “During this fiscal year we decided to focus our efforts on seeking a partner to restructure our software operations through merger, recapitalization, or joint operating scenarios.  And, in that pursuit, we felt any ongoing patent litigation might be a hindrance.  That having been said, in the absence of forming a third party alliance by fiscal year end, we plan to revitalize our program of aggressively pursuing patent licensing.”

Cost of revenues and total operating expenses combined declined by 14% in both the third quarter and nine-month periods compared to the year ago periods.   The elimination of the amortization of capitalized software, which was completed last year, lower patent enforcement expenditure and careful cost controls contributed to the overall drop in expenses during the quarter.  “Because most of our costs are now incurred for salaries and benefits, and because the allocation for headcount may change based on employees’ activities during a quarter, the fluctuations within the various expense categories is not as meaningful as the changes in overall costs,” Osenbaugh noted.

Research and development continues to be an important part of asset allocation, with 22% of third quarter revenues and 25% of year-to-date revenues going to product development.  The two major product development efforts in the pipeline are for the ASP (Application Service Provider) application and the .Net application.  “Both new products in development are important to our competitive position in the market,” Osenbaugh commented.

Timeline’s balance sheet remains weak.  However, deferred revenues, a liability under GAAP but one that reflects future business, increased 14% to $731,000 from $640,000 at December 31, 2004.  “We remain committed to operating within our means, while seeking to capitalize on the underlying value of our intellectual property and knowledge base in the company.  The new emphasis on internal controls and financial reliability in the public sector should drive demand for integrated, easy-to-use financial analytics and business alert automation solutions.  Our software products provide important tools for our resellers and our customers in meeting reporting requirements,” Osenbaugh concluded.

About Timeline
Timeline develops markets and supports proven financial management reporting software suitable for complex applications such as those found in medium to large, multinational corporations.  Timeline Analyst was developed for Windows and Office and takes full advantage of Microsoft’s latest operating systems.  Version 2.9 allows for the deployment of target analytical data marts on Oracle 8 or 9i and IBM’s DB2 Universal Data Bases Versions 7 & 8 as well as Microsoft SQL Server.  The Analyst Suite of products allows target data marts on which Timeline’s reporting, budgeting and consolidation applications reside to be built on all of these three of the most popular computing platforms.  Timeline can be reached at 800-342-3365 or on the web at www.timeline.com.  WorkWise Software, Inc., a subsidiary of Timeline, is the leading provider of event-based notifications, application integration and process automation systems to the mid-market.  The WorkWise solutions are exclusively available through authorized OEM and Reseller Business Partners.  For more information on WorkWise Software, Inc., visit its website at www.workwise.com.  Analyst Financials Ltd., a London-based subsidiary of Timeline, markets, licenses and provides consulting for Timeline Analyst products in Europe and Africa.

CONDENSED CONSOLIDATED BALANCE SHEETS

	As of December 31, 2004 (Unaudited)	As of, March 31, 2004

ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$99,555	$511,483
Accounts receivable, net of allowance for doubtful accounts of $13,221 and $12,326	593,821	423,085
Prepaid expenses and other	41,502	171,456

Total current assets	734,878	1,106,024
PROPERTY AND EQUIPMENT, net of accumulated depreciation of $457,980 and $875,625	66,646	74,761
CAPITALIZED PATENTS, net of accumulated amortization of $76,753 and $60,069	265,473	253,932
GOODWILL, net of accumulated amortization of $123,938	70,183	70,183

Total assets	$1,137,180	$1,504,900

LIABILITIES AND SHAREHOLDERS’ EQUITY
CURRENT LIABILITIES:
Accounts payable	$60,307	$46,589
Accrued expenses	282,665	297,570
Line of credit	26,168	—
Deferred revenues	730,723	619,036

Total current liabilities	1,099,863	963,195

SHAREHOLDERS’ EQUITY:
Common stock, $.01 par value, 20,000,000 shares authorized, 4,190,998 and 4,178,498 shares issued and outstanding	41,910	41,785
Additional paid-in capital	10,578,447	10,564,347
Accumulated other comprehensive loss	(139,542)	(97,433)
Accumulated deficit	(10,443,498)	(9,966,994)

Total shareholders’ equity	37,317	541,705

Total liabilities and shareholders’ equity	$1,137,180	$1,504,900

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
Unaudited

	Three Months Ended December 31,		Nine Months Ended December 31,

	2004	2003	2004	2003

REVENUES:
Software license	$354,890	$301,509	$925,275	$1,191,628
Patent license	1,000	—	1,000	150,000
Maintenance	403,377	327,384	1,103,087	918,156
Consulting and other	187,871	233,806	471,048	684,296

Total revenues	947,138	862,699	2,500,410	2,944,080

COST OF REVENUES:
Software license	—	46,205	—	185,524
Patent license	5,794	4,831	16,684	13,905
Maintenance, consulting and other	140,231	102,490	337,262	317,326

Total cost of revenues	146,025	153,526	353,946	516,755

Gross profit	801,113	709,173	2,146,464	2,427,325

OPERATING EXPENSE:
Sales and marketing	190,553	285,774	763,917	811,958
Research and development	209,613	212,323	632,437	654,398
General and administrative	352,935	379,251	1,159,730	1,267,885
Patents	20,049	31,992	57,947	76,742
Depreciation	9,461	16,060	25,855	49,348
Amortization of intangibles	—	—	—	83,540

Total operating expenses	782,611	925,400	2,639,886	2,943,871

Income (loss) from operations	18,502	(216,227)	(493,422)	(516,546)

OTHER INCOME OR (EXPENSE):
Net interest expense and other income	32,824	15,586	16,918	45,821

Total other income	32,824	15,586	16,918	45,821

Income (loss) before income taxes	51,326	(200,641)	(476,504)	(470,725)
Provision for income tax	—	—	—	—

Net income (loss)	$51,326	$(200,641)	$(476,504)	$(470,725)

Basic and diluted net income (loss) per common share	$0.01	$(0.05)	$(0.11)	$(0.11)

Shares used in calculation of basic and diluted income (loss) per share	4,190,998	4,178,498	4,188,543	4,177,225

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
Unaudited

	2004	2003

CASH FLOWS FROM OPERATING ACTIVITIES:
Net cash used in operating activities	$(398,396)	$(59,758)

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchase of property and equipment	(16,517)	(20,559)
Capitalized patent & software development costs	(28,225)	(27,023)
Line of credit borrowings	115,285	—
Line of credit repayments	(89,116)	—

Net cash used in investing activities	(18,574)	(47,582)

CASH FLOWS FROM FINANCING ACTIVITIES:
Issuance of common stock warrants	4,725	83,994

Net cash provided by financing activities	4,725	83,994

EFFECT OF FOREIGN EXCHANGE RATE	317	(2,730)
NET CHANGE IN CASH AND CASH EQUIVALENTS	(411,928)	(26,076)
CASH AND CASH EQUIVALENTS, beginning of period	511,483	167,908

CASH AND CASH EQUIVALENTS, end of period	$99,555	$141,832

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:
Cash paid for interest during year	$1,848	$6,142
Non-cash transactions:
Unrealized loss on available for sale securities	$—	$1,390

Note:  Transmitted on Business Wire on February 10, 2005 at 5:00 a.m. PST

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